UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14C INFORMATION

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

[x]           Preliminary Information Statement
[  ]           Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
[  ]           Definitive Information Statement

Wavelit, Inc.
(Name of Registrant as Specified in Its Charter)

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(3) Filing Party: Wavelit, Inc.
(4) Date Filed: N/A

Wavelit, Inc.
650 South Grand Avenue, Suite#1406
Los Angeles, California  90017

 February 12, 2009

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on February 12, 2009 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Wavelit, Inc., a Nevada corporation ("the Company"), that our Board of Directors and holders of a majority of our capital stock as of the Record Date have given written consent as of February 10, 2009, to approve the following:

The spin-off of Wavelit, Inc.'s wholly-owned subsidiaries: Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada), resulting in the Wavelit, Inc. shareholders, on the Record Date, owning a direct interest in each of the three subsidiaries that is proportionate to their ownership in Wavelit, Inc.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the subsidiary spin-off as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about February 12, 2009.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Henry Liguori
President and Director

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Wavelit, Inc.
650 South Grand Avenue, Suite#1406
Los Angeles, California  90017

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information

This Information Statement is being provided to the Shareholders of Wavelit, Inc.("the Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

The spin-off of Wavelit, Inc.'s wholly-owned subsidiaries: Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada)  resulting in the Wavelit, Inc. shareholders, on the Record Date, owning a direct interest in each of the three subsidiaries that is proportionate to their ownership in Wavelit, Inc.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

Wavelit, Inc.
650 South Grand Avenue, Suite#1406
Los Angeles, California 90017

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the dividend spin off our wholly-owned subsidiaries must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock.  The Company's Articles of Incorporation do not authorize cumulative voting.

Outstanding Voting Stock of the Company

As of the Record Date, the Company had:  250,000,000 authorized shares of common stock, of which 70,919,940 were issued and outstanding and 375,000,000 authorized shares of preferred stock of which no shares were issued and outstanding.

The consenting stockholders voted in favor of the actions described by written consent, dated February 10, 2009.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

The elimination of the need for a special meeting of shareholders to approve the corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions as early as possible to accomplish the purposes of the company as hereafter described, the company decided to proceed with the corporate actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.   Each of the subsidiaries, Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada), plan to file a Registration Statement with the U. S. Securities and Exchange Commission to register this spin-off dividend. The shareholders of Wavelit, Inc. will not receive their spin-off shares until the Registration Statement becomes effective.

Security Ownership of Certain Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned as of February 10, 2009 by:

(i)	each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;

(ii)	each person intending to file a written consent to the adoption of the dividend subsidiary spin-off described herein, and

(ii)           each of our directors; and

(iii)           all executive officers and directors as a group.

This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  As at February 12, 2009, there were 70,919,940 shares of our common stock issued and outstanding.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned
ATB Company (1)	40,000,000	56%

All Officers and Directors as Group	0	0%
Total	40,000,000	100%

(1)           The address is 650 South Grand Avenue, Suite #1406, Los Angeles, CA 90017

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

QUESTIONS AND ANSWERS ABOUT THE DIVIDEND SPIN-OFF

What do stockholders need to do to participate in the spin-off?

Nothing. You are not required to take any action to receive common stock in the dividend spin-off, although we urge you to read this entire document carefully. No stockholder approval of the distribution is required by applicable law, and we are not seeking such stockholder approval.

Do I have to pay anything for the dividend stock?

No. You do not have to pay anything for the divident stock you receive in the distribution. The distribution is in effect a dividend of certain property owned by the Company to its stockholders.

Do I have to send in my Wavelit, Inc. stock certificate?

No. You do not have to do anything to receive the dividend stock.  If you are a Wavelit, Inc. stockholder as of the record date of the distribution, you will be automatically credited with shares of Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) common stock.

How many shares of common stock will I receive?

You will receive one share of Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) common stock for each share of Wavelit, Inc. common stock you own as of the distribution record date. The record date for the distribution is
February 12, 2009.

Will I get a stock certificate?

No. You will not automatically receive a paper certificate for your shares of Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) common stock.  Prior to the effective date of the distribution, our transfer agent will create an account for each Wavelit, Inc. stockholder. On the effective date of the distribution, the transfer agent will credit the shares issued to each registered stockholder to their respective accounts with the transfer agent. This is called a “book-entry” system.

Will my Wavelit, Inc. common stock continue to be publicly traded?

Yes. The Wavelit, Inc. common stock will continue to be traded on the over the counter bulletin board with the same symbol WAVL (OTC:BB).

Will the dividend shares I receive in the distribution be publicly traded?

No.  The dividend shares you receive for Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) will not be publicly traded.  Each of these companies plans on filing a registration statement to register the shares.

RISK FACTORS RELATING TO THE DISTRIBUTION

If the spin-off is determined to be a taxable transaction, you and Wavelit, Inc. could be subject to material amounts of taxes.

Wavelit, Inc. and its Board of Directors have structured the distribution to qualify as a tax-free distribution to its stockholders under Section 355 of the Internal Revenue Code of 1986. If, however, the IRS determines that the distribution does not qualify as a tax-free transaction because of its structure, alleged lack of business purpose, or subsequent acquisitions or issuance of 50% or more of our common stock, you and Wavelit, Inc. could be subject to material amounts of taxes.

Certain adverse tax consequences could arise by reason of the distribution.

It is possible that our stockholders could recognize a taxable gain if the IRS were to assert that the distribution was without sufficient business purpose. This would have adverse consequences to Wavelit, Inc., which may then have to recognize a taxable capital gain on the difference between the fair market value of the 100% interest in the subsidiaries it is distributing to its stockholders and Wavelit, Inc.`s tax basis in its subsidiary stock. Furthermore, if the IRS successfully challenges the tax-free status of the distribution, those Wavelit, Inc. stockholders who receive the subsidiary common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such stockholders.

The distribution shares you receive may not be registered and not freely tradable.

The dividend shares you receive for Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) will not be publicly traded.  Although each of these companies plan on filing a registration statement to register the shares you receive in the distribution, each company may be unable to register the shares you receive due to financial or management concerns.

EXPLANATION OF ACTIONS TO BE TAKEN FOR THE DIVIDEND SPIN OFF

The Board of Directors of the Company has adopted a resolution to spin off its wholly owned subsidiaries; Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada), resulting in the Wavelit, Inc. shareholders on the Record Date owning a direct interest in the subsidiaries that is proportionate to their ownership in Wavelit, Inc.

Our board of directors believes that spinning-off its wholly-owned subsidiaries; Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios, Ltd. (Canada), will accomplish a number of important objectives.  The spin-offs will separate distinct companies with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets.  This will allow the companies that have operations that are inconsistent with each other to better prioritize the allocation of their management and their financial resources for achievement of their corporate objectives.

Record shareholders of Wavelit, Inc. as of the Record Date February 12, 2009, will receive one (1) common share, par value $0.001 [need to check par value], of Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) common stock for every share of Wavelit, Inc. common stock owned.  The Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) stock dividend will be based upon 70,919,940 shares of Wavelit, Inc. common stock that are issued and outstanding as of the Record Date.  Following the issuance of the stock dividend, Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) will each have 70,919,940 common shares issued and outstanding.

Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) plan to file a Registration Statement with the U. S. Securities and Exchange Commission to register the spin-off dividends.  The shareholders of Wavelit, Inc. will not receive their spin-off shares until the registration statement for each company becomes effective.  Upon notice of effectiveness of each registration statement, the Company's Transfer Agent will notify the shareholders that the spin-off share certificates are available may be distributed to the shareholders.

Wavelit, Inc. will retain no ownership in Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) following the issuance of the stock dividends.  Further, Galaxy Networks, Inc. (Canada), Galaxy Networks, Inc. (USA) and Stream Horizon Studios Ltd. (Canada) will cease to be a subsidiary of Wavelit, Inc.

Description of Wavelit, Inc.

Wavelit, Inc. (formerly Infotec Business Systems, Inc.) is a Nevada corporation, incorporated October 1, 2001. The Company is engaged in the development of third generation Internet Services.  The development is currently focused on Streaming Video.

Wavelit provides complete, end-to-end solutions for streaming media and broadcasting over the Internet, from filming services for live video and edited content, to advertising-based free access content broadcasting through our Internet TV channel at www.WAVELIT.com or client’s websites, to Pay-per-View special events broadcasting on our MMA Sports channel at www.MMAWL.com  or client’s websites, to media hosting and transmission.

Wavelit's products and services incorporate 3rd Generation streaming video technology and proprietary software to provide video streaming capabilities that allow a TV quality signal to be sent over the Internet or stored locally. Using a mix of the latest leading vendor software and proprietary coding, the Wavelit Encoder allows for push streaming of real time broadcasts and does not require a stream be uploaded to a server and then pulled, or accessed, by viewers. The Wavelit Encoder provides the facilities our customers require for capture, edit and content delivery of digital media. The Wavelit Encoder has been developed as a series of products which are differentiated by encoding rates.

The Wavelit Media Services Platform is the foundation of the Wavelit Broadcast Network and represents the solution for the next generation of asset management operations. The Platform is principally composed of computer servers, storage devices and network routing and transmission equipment. The delivery of streaming video through Galaxy's network has been optimized to provide a smoother, clearer and more enjoyable viewing experience, even when viewed in full screen mode.

The Wavelit Media Server system allows both content distribution via the Internet and the application of digital rights management technologies for securing such content. The Wavelit Media Server incorporates a storage, management, and distribution system and proprietary software to control the hardware platform with Wavelit's encoder software. Together the system can manage large volumes of entertainment programming and has content archive, search, access, serve and track capability. Software selects and assembles various pieces of stored content as separate digital files into a single continuous seamless programming block for playback or broadcast. Wavelit's software and management systems have been designed with ease of use in mind, allowing anyone with a broadband connection to broadcast their message to thousands of viewers worldwide. The Encoder was designed and developed to replace an entire room of traditional equipment that would otherwise be needed to drive a broadcasting operation.

Wavelit has developed technology that makes streaming of digital video easy, fast and cost effective and includes tracking software that lets customers know who views their video communications, the length of time they view it and, in the case of archived video, how many times they view it. This information is available for utilization by specific billing and action tracking applications.

We are currently marketing and selling our software, systems and solutions as a network solution for media services which we refer to as the “Wavelit Broadcast Network”. We provide a hosted and managed streaming video delivery system to enable customers to stream content to their specific audiences. Wavelit provides full service capabilities enabling it to receive client produced video and to encode it for webcasting visual media including, events, situations of interest, meetings, news, entertainment, shows or video for any other purpose.

Description of Precision Aviation, Inc.

On November 22, 2007, the Wavelit, Inc. acquired Precision Aviation, Inc., a Nevada corporation, as its wholly owned subsidiary.  Following the spin-off of Galaxy Networks, Inc., Galaxy US Networks, Inc. and Stream Horizon Studios, Ltd., Precision will be the only subsidiary of the Company.

Precision Aviation is in the business of developing, manufacturing and marketing Unmanned Aerial Vehicles (UAVs) for aerial surveillance and scanning missions. Precision markets these production and custom UAVs to civilian, industrial, governmental, policing and military clients.

Precision is a developer and marketer of short, medium and long-range aerial drones. Since the 1940's federal and locals governments have used varying forms of remotely piloted vehicles for many purposes primarily as target practice for manned aircraft. Our drones are intended for both private and governmental use in such a diverse array of applications such as oil and gas exploration, municipal operations, forestry, agriculture and coastal/border surveillance as well as various military applications.

Precision has taken a new approach to the development of UAV technology by making use of advanced composite construction techniques and materials. The company incorporates the latest in ultra light high speed computer processors to deliver a flexible, mission specific UAV to our customers that can perform various complex missions.

While military applications for Precision’s products are a natural in these current times of global instability, Precision is looking forward to a more peaceful future and is focusing not only on military, but also on civilian uses for UAVs. Precision’s products will provide platforms necessary for aerial imaging in industries and sectors as diverse as agricultural, forestry, livestock ranches, law enforcement, environmental protection agencies, coast guard, and even Hollywood. Currently, Precision is aggressively developing a class of micro-UAVs to support law enforcement with perimeter level reconnaissance to preserve the safety of officers in close contact and hostage type situations. These UAVs provide much more focused coverage than having only trained officers at street-level.

Description of Galaxy Networks, Inc. (USA)

Galaxy Networks, Inc. (formerly Eventec, Inc.), is a Nevada corporation, incorporated April 25, 2003. The Company is engaged in the hosting of internet websites and the operation of a server-park in Los Angeles, California, focused on streaming broadband videos.  Galaxy Networks, Inc. is responsible for the Los Angeles premises, contracts with bandwidth suppliers and revenue from local web hosting clients.

Description Galaxy Networks Inc. (Canada)

Galaxy Networks, Inc., is a British Columbia Canada corporation, incorporated December 13, 2002. The Company is engaged in the development of third generation Internet Services.  The development is currently focused on Streaming Video.  Galaxy Networks Inc. is the company responsible for the original development of the Galaxy Encoder, the product eventually known as the Wavelit Encoder.  This is the software product used on the Famous Eagle cam of 2006.  Galaxy also designed and tested the streaming server products as well.  Galaxy Networks Inc. acts as the Administrative Management company for the Canadian operations

Description of Stream Horizon Studios, Ltd. (Canada)

Stream Horizon Studios, Ltd. (formerly Infotec Business Strategies, Inc.), is a British Columbia Canada corporation, incorporated October 1, 2001. The Company is engaged in the production of video for broadcast over the internet, both live streaming video and on-demand pre-recorded video.  Stream Horizon is responsible for the broadcast of various live events and creation of corporate videos for the clients of Wavelit.

No Dissenter's Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to this dividend subsidiary spin-off, and we will not independently provide our shareholders with any such right.

U.S. Federal Income Tax Consequences

This dividend subsidiary spin-off is intended to be tax-free to the Company and to the Company’s shareholders, for U.S. Federal Income Tax purposes. You are urged to consult a tax advisor to determine the particular tax consequences of the spin-off to you, including the effect of any federal, state, local and any other tax laws.

Financial and Other Information

The following documents, filed by us with the Commission, are incorporated herein by reference:

(i)	Our Annual Report filed on Form 10-K, filed with the Commission on August 12, 2008, for the fiscal year ended April 30, 2008;

(ii)	Our Quarterly Report filed on Form 10-Q with the Commission on September 19, 2008 for the period ended July 31, 2008.

(iii)	Our Quarterly Report filed on Form 10-Q / A-1 with the Commission on February 11, 2009 for the period ended October 31, 2008.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at 650 South Grand Avenue, Suite #1406, Los Angeles, California 90017

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the dividend spin-off our subsidiaries.  Your consent to the dividend spin-off is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                   For the Board of Directors of Wavelit, Inc.

                                   By:  /s/ Henry Liguori
                                   _________________________________
                                    Henry Liguori
                                    President and Director